Exhibit (n)(4)

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Michael Fishman, Robert (“Bo”) Stanley, Ian Simmonds, David Stiepleman and Jennifer Gordon with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Director and/or officer of Sixth Street Specialty Lending, Inc., (i) the registration statement on Form N-2 or any other appropriate form (including amendments or supplements thereto), to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, as applicable or (ii) any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the United States Securities and Exchange Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by me.

IN WITNESS HEREOF I have executed this instrument as of the 9th day of November, 2026.

/s/ Robert (“Bo”) Stanley Robert (“Bo”) Stanley	Chief Executive Officer and Director

/s/ Ian Simmonds Ian Simmonds	Chief Financial Officer

/s/ Michael Graf Michael Graf	Deputy Chief Financial Officer, Vice President and Principal Accounting Officer

/s/ P. Emery Covington P. Emery Covington	Director

/s/ Hurley Doddy Hurley Doddy	Director

/s/ Michael Fishman Michael Fishman	Director and Chairman of the Board

/s/ Jennifer Gordon Jennifer Gordon	Director

/s/ Richard A. Higginbotham Richard A. Higginbotham	Director

/s/ John Hershey John Hershey	Director

/s/ Judy Slotkin Judy Slotkin	Director

/s/ David Stiepleman David Stiepleman	Director

/s/ Ronald K. Tanemura Ronald K. Tanemura	Director